UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2017

BioCardia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Shoreway Road, Suite B

Ssan Carlos, California 94070

 (Address of principal executive offices, including zip code)

(650) 226-0120

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2017, BioCardia, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 277,369,481 shares of the Company’s common stock, representing 60.603% of the voting power of the shares of the Company’s common stock as of April 21, 2017, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the annual meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 28, 2017, as amended.

Proposal 1 – Election of Directors. The following nominees were elected as Class I directors to serve until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-votes

Peter Altman	254,223,733	38,171	23,107,577

Fernando Fernandez	254,192,165	69,739	23,107,577

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2017 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-votes
277,332,376	1,297	35,808	---

Proposal 3 – Approval of the Company’s Executive Compensation. The Company’s executive compensation was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
253,840,323	82,390	339,191	23,107,577

Proposal 4 – Resolution Indicating how Frequently to Hold an Advisory Vote on Executive Compensation. A frequency of every one year for an advisory vote on executive compensation was approved.

1 YEAR	2 YEARS	3 YEARS	Abstentions	Broker Non-votes
251,288,055	484,425	1,915,318	574,106	23,107,577

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

By:	/s/ Peter Altman
Peter Altman
Chief Executive Officer

Date: June 21, 2017